SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2003

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

Director elections

     At the 2003 Annual Meeting of Stockholders of Level 3 Communications, Inc. (the "Company") held on May 20, 2003, the Company's stockholders re-elected the following Class III directors to serve until the 2006 Annual Meeting or until their successors are duly elected and qualified:

                                  John T. Reed
                                 Arun Netravali
                                Michael B. Yanney

New Committees

     Effective May 20, 2003, the following members of the Company's Board of Directors (the "Board"), are serving on the following committees of the Board:

         Executive Committee:
                  Walter Scott, Jr. (Chairman)
                  James Q. Crowe
                  Michael B. Yanney;

         Audit Committee
                  Robert E. Julian (Chairman)
                  Richard R. Jaros
                  John T. Reed

         Compensation Committee
                  Michael B. Yanney (Chairman)
                  Mogens C. Bay
                  Richard R. Jaros
                  Arun Netravali

         Nominating and Governance Committee
                  John T. Reed (Chairman)
                  Mogens C. Bay
                  Michael B. Yanney

New Chief Financial Officer

     As previously disclosed, effective May 20, 2003, Mr. Sunit S. Patel is now the Chief Financial Officer of the Company.

Outperform Stock Options

     Effective on May 20, 2003, the Board, acting through the Compensation Committee of the Board, determined that the irrevocable waiver by the registrant's Group Vice Presidents, each
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of the members of the Board and R.  Douglas  Bradbury,  Kevin J. O'Hara and
Kenneth E. Stinson, of their respective rights to exercise any Outperform Stock Options ("OSOs") or Convertible Outperform Stock Options ("C-OSOs") granted to them during 2001 and the first quarter of 2002 would be modified to permit the exercise of OSOs or C-OSOs granted to them during 2001 and the first quarter of 2002 up to an aggregate of 700,000 shares of the registrant's common stock, par value $.01 per share (the "Level 3 Common Stock"), including Mr. James Q. Crowe, chief executive officer of the Company, who had previously waived his exercise any OSOs or C-OSOs.

     These irrevocable waivers were initially granted by the Company's Group Vice Presidents and members of the Board in the spring of 2002. In the Company's definitive proxy statement for the 2002 Annual Meeting of Stockholders, the Company indicated that although the Company believes that the existing grants of long term incentive ("LTI") compensation awards were necessary to attract, retain, motivate and reward the people necessary to implement the Company's business plan, the Board believes that these levels of LTI compensation awards could, in the case of relatively strong common stock price growth (that is, stock price appreciation that is in excess of at least 100% per year from current price levels), lead to the need to use a significant amount of the Company's available cash for the settlement of OSO exercises. The waivers of the right to exercise OSOs and C-OSOs were granted in response to this possibility. In its definitive proxy statement, the Company also stated that although these waivers were granted without any conditions, the Board reserved the right to modify or terminate these waivers, in whole or in part, in its sole discretion, based on among other factors, the rate at which employees exercise awards issued under the Company's 1995 Stock Plan, the rates of employee attrition, or a combination of these factors or other relevant factors, in determining whether to modify or terminate, in whole or in part, these waivers over time.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of business acquired

              None

         (b)  Pro forma financial information

              None

         (c)  Exhibits

              None



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



May 23, 2003                         By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President